As filed with the Securities and Exchange Commission on June 20, 2019

Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4568600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Bedminster One, 135 Route 202/206, Bedminster, New Jersey (Address of Principal Executive Offices)	07921 (Zip Code)

GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan (Full title of the plan)

Glenn H. Stevens President and Chief Executive Officer GAIN Capital Holdings, Inc. Bedminster One 135 Route 202/206 Bedminster, NJ 07921 (Name and Address of Agent For Service) (908) 731-0700
(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000 (t)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                        Accelerated filer ☒
Non-accelerated filer ☐                         Smaller reporting company ☐
(Do not check if a smaller reporting company)             Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.00001 par value per share, to be issued pursuant to the 2011 Employee Stock Purchase Plan	500,000	$3.86	$1,930,000	$235.00

(1)
Each share of common stock registered hereunder includes, as of the date hereof, a preferred stock purchase right (the “Rights”) attached to such share under a Rights Agreement (the “Rights Agreement”), dated as of April 9, 2013, between the registrant and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent as amended by Amendment No. 1 to the Rights Agreement, dated as of April 8, 2016, and Amendment No. 2 to the Rights Agreement, dated as of April 8, 2019. The value attributed to the Rights, if any, is reflected in the value of the common stock.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends recapitalizations or certain other capital adjustments, effected without the receipt of consideration by GAIN Capital Holdings, Inc., which results in an increase in the number of outstanding shares of common stock of GAIN Capital Holdings, Inc.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of GAIN Capital Holdings, Inc. on June 19, 2019, as reported by the New York Stock Exchange.

EXPLANATORY NOTE
This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 500,000 shares of Common Stock that are issuable at any time or from time to time under the Plan.  Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on January 24, 2011 (Registration No. 333-171841), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.
PART I
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
GAIN Capital Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement on Form S-8 (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)    The Registrant’s Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act on March 11, 2019 (File No. 001-35008).
(b)    All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018.
(c)    A description of the Registrant’s outstanding common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on December 14, 2010, including any amendment or report filed for the purpose of updating that description.
(d) A description of the Registrant’s outstanding Rights contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 10, 2013, as amended by Form 8-A/A filed with the Commission on April 11, 2016, as amended by Form 8-A/A filed with the Commission on April 09, 2019 and any further amendment or report filed for the purpose of updating that description.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 8. Exhibits

Exhibit Number
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).
4.3	Specimen Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, as amended, No. 333-161632).
4.4
Rights Agreement, dated as of April 9, 2013, between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on April 10, 2013, No. 001-35008).

4.5
Amendment No. 1, dated April 8, 2016, to the Rights Agreement, dated as of April 9 2013, between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 11, 2016, No. 001-35008).

4.6
Amendment No. 2, dated April 8, 2019, to the Rights Agreement, dated as of April 9 2013, between GAIN Capital Holdings, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on April 9, 2019, No. 001-35008).

5.1*	Opinion of Davis Polk & Wardwell LLP, counsel to Registrant.
23.1*	Consent of KPMG LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	GAIN Capital Holdings, Inc. 2011 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1, No. 333-161632).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedminster, New Jersey, on the 20th day of June, 2019.

GAIN Capital Holdings, Inc.
By:	/s/ Diego A. Rotsztain
	Name:	Diego A. Rotsztain
	Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY

We, the undersigned officers and directors of GAIN Capital Holdings, Inc., hereby severally constitute and appoint Glenn H. Stevens, Nigel Rose and Diego Rotsztain, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable GAIN Capital Holdings, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Glenn H. Stevens Glenn H. Stevens	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2019

/s/ Nigel Rose Nigel Rose	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	June 20, 2019

/s/ Joseph A. Schenk Joseph A. Schenk	Chairman of the Board of Directors	June 20, 2019

/s/ Thomas Bevilacqua Thomas Bevilacqua	Director	June 20, 2019

/s/Christopher W. Calhoun Christopher W. Calhoun	Director	June 20, 2019

/s/ Alex Goor Alex Goor	Director	June 20, 2019

/s/ Christopher S. Sugden Christopher S. Sugden	Director	June 20, 2019

/s/ Peter Quick Peter Quick	Director	June 20, 2019